UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2011

CULTURE MEDIUM HOLDINGS CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	98-0560939
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3470 E. Russell Rd. Suite 275, Las Vegas, Nevada 89120
(Address of principal executive offices)

(702) 589-5849
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into Material Definitive Agreement

Employment Agreement with David Cohen

We currently possess fifty one percent (51%) of the issued and outstanding shares of common stock of Voyager Health Technologies, Corp., a Nevada corporation (the “Voyager”). On August 19, 2011, we, in conjunction with Voyager, entered into a written Employment Agreement with David Cohen. Pursuant to the terms and condition of the Employment Agreement:

  Mr. Cohen will serve for a base period of five (5) years as President, Chief Executive officer and Director of Voyager;
  Mr. Cohen will earn a base salary of $300,000 per annum;
  Voyager shall distribute to Mr. Cohen four percent (4%) of the gross monthly revenue of Voyager within fifteen (15) days following the end of each month; Mr. Cohen may allocate two percent (2%) of this disbursement to other consultants and employees of the Voyager;
  Mr. Cohen will be eligible for additional and discretionary bonuses as determined by Voyagers’s board of directors;
  Mr. Cohen shall receive a twenty-four and one-half percent (24.5%) equity interest in Voyager, comprised of either the equity interest presently held by Voyager’s former President and Director Robert G. Middleton, if returned, or an amount of common stock in Voyager equal to a twenty-four and one-half percent (24.5%) equity interest;
  Mr. Cohen will be entitled to stock options in Culture;
  Mr. Cohen will be entitled to paid time off of fifteen (15) days per calendar year;
  Mr. Cohen’s business expenses shall be paid for by Voyager;
  3,000,000 common shares of Culture will be issued to Mr. Cohen;
  Mr. Cohen’s may terminate his employment with Voyager at-will but Voyager may only terminate Mr. Cohen for death, total and permanent incapacity, or cause specified as a felony conviction for an intentional act of fraud, embezzlement, or theft that occurs in the course of Executive’s employment with the Company; and
  If Mr. Cohen is terminated by Voyager for a non-specified reason or if Voyager otherwise breaches the employment agreement, Mr. Cohen shall be entitled to severance and/or damages for breach of contract of four hundred fifty thousand dollars ($450,000).

The Employment Agreement is in effect until the close of business on August 18, 2016, subject to automatic renewal for another five (5) years if Voyager is solvent on the fifth anniversary date.

The foregoing description of the Employment Agreement with Mr. Cohen does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

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Irrevocable Proxy and Voting Agreement with David Cohen

On August 19, 2011, we entered into a written Irrevocable Proxy and Voting Agreement with David Cohen. Pursuant to the terms and condition of the Irrevocable Proxy and Voting Agreement:

  Culture irrevocably appointed and granted Mr. Cohen, as Culture's sole and exclusive attorney and proxy, full power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights with respect to all shares of the Company’s voting securities now or hereafter owned by Culture (the “Shares”) at any time such shares may be voted by proxy;
  Culture shall vote the “Shares” in accordance with any written instructions of Mr. Cohen and Culture may disregard any shares voted contrary to the Irrevocable Proxy and Voting Agreement; and
  Culture will not require Mr. Cohen to participate in an investor relations campaign and will not attribute statements to Mr. Cohen as President and/or Director of Voyager in any press release or investor relations campaign without his express written permission.

The Irrevocable Proxy and Voting Agreement is in effect until the close of business on August 18, 2016, subject to automatic renewal for another five (5) years if Voyager is solvent on the fifth anniversary date.

The foregoing description of the Irrevocable Proxy and Voting Agreement with Mr. Cohen does not purport to be complete and is qualified in its entirety by reference to the complete text of the Irrevocable Proxy and Voting Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement with David Cohen dated August 19, 2011
10.2	Irrevocable Proxy and Voting Agreement with David Cohen dated August 19, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULTURE MEDIUM HOLDINGS CORP.

/s/ R. Bev Harrison

R. Bev Harrison

Chief Financial Officer and Director

Date: September 8, 2011